Exhibit 99.1



Williams Controls, Inc.
NEWS RELEASE                            CONTACT:    Dennis E. Bunday,
                                                    Executive Vice President and
                                                    Chief Financial Officer
FOR IMMEDIATE RELEASE                   TELEPHONE:  (503) 684-8600


                     WILLIAMS CONTROLS ANNOUNCES REALIGNMENT


         PORTLAND, Ore., March 8, 2006 - Today, Williams Controls, Inc. (WMCO), announced the realignment of its Portland manufacturing operations as part of its ongoing efforts to focus on its core product lines and improve its global competitiveness. As part of this process, Williams Controls plans to outsource all of its die casting and machining operations to high-quality suppliers, primarily in Asia, and to relocate the assembly of its pneumatic products to the company's Suzhou, China facility. These changes will eliminate approximately 52 hourly and five salary positions from Williams Controls' Portland headquarters over the next 18 months. The company plans several programs to assist displaced employees.
         Die casting and machining operations are not a strategic part of Williams Controls' long-term business model. The company's die casting and machining equipment is dated, and Williams Controls' customers are increasingly moving to plastic injection molded assemblies instead of die cast and machined components for their electronic throttle controls. By using high quality suppliers for these functions, Williams Controls will be able to offer customers worldwide a more competitive product produced on state-of-the-art equipment, and avoid a significant investment in equipment that's no longer part of its core strategy. As a result, pneumatic assembly is being relocated to be closer to the company's new suppliers. Costs to implement this realignment are estimated to be in the $3 million range and include asset write-downs, costs to move and refurbish tools, purchase new tools, inventory build costs, employee severance and other related costs.























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         Following the realignment, Williams Controls will maintain a significant presence in Portland, retaining approximately 130 people in skilled manufacturing, engineering, finance and administrative positions. In addition, the company announced that it will invest in the development and production of new adjustable pedal systems and high technology non-contacting sensors at its Portland headquarters.
         These efforts mark the continuation of a series of strategic initiatives designed to secure the company's market leadership position. In the past year, Williams Controls has invested in the development of several new products and technologies, including advanced sensor technology and electronic operator controls for the off road market. In addition, the company has successfully established sales and manufacturing operations in China. The expansion into Asia comes as China is moving to more stringent vehicle emission standards, opening the door for Williams Controls to provide the market with electronic throttle controls. The company expects the market for its products in China and India to grow substantially in the next three to five years.
           "These changes are critical for Williams Controls' future," said Patrick W. Cavanagh, President and Chief Executive Officer of Williams Controls. "It's very difficult to let employees go, but in order to remain a viable competitor in our marketplace, we must structure our operations to enhance our offering to customers and improve our competitive position."


ABOUT WILLIAMS CONTROLS

         Williams Controls, Inc. is a leading designer and manufacturer of Electronic Throttle Control Systems for the heavy truck and off-road markets. For more information, visit Williams Controls on the internet at www.wmco.com.
         The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as




























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amended, and Section 27A of the Securities Act of 1934, as amended. These forward looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to", "plan", "will", "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.